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                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-08035, 33-3392, and 33-80869 of The Greenbrier Companies, Inc. on Forms S-8 of our reports dated November 7, 1996, appearing in the and incorporated by reference in this Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 1996.



DELOITTE & TOUCHE LLP
Portland, Oregon
November 25, 1996